Exhibit 5.1

May 19, 2016

Kitov Pharmaceuticals Holdings Ltd.

One Azrieli Center, Round Building

Tel Aviv, Israel

Ladies and Gentlemen:

We have acted as Israeli counsel for Kitov Pharmaceuticals Holdings Ltd., a company organized under the laws of Israel (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company under the Securities Act of 1933 relating to the registration of 12,000,000 of its Ordinary Shares, no par value per share (the “Award Shares”), that may be issued pursuant to options, restricted shares, restricted stock units or other share-based awards that may hereafter be granted pursuant to the Kitov Pharmaceuticals Holdings Ltd. 2016 Equity-Based Incentive Plan (the “Plan”).

In connection with this opinion, we have examined original or copies, satisfactory to us, of the (i) Amended and Restated Articles of Association of the Company, (ii) Plan, and (iii) resolutions of the Company's board of directors, and such corporate records, instruments, and other documents relating to the Company and such matters of Israeli law as we have considered necessary or appropriate for the purpose of rendering this opinion.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies or facsimiles. In addition, as to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

On the basis of the foregoing, we are of the opinion that the 12,000,000 Award Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the Plan, pursuant to agreements with respect to the Plan, and, as the case may be, pursuant to the terms of awards that may be granted under the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.